UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):
December 30, 2005


Exact name of registrant as specified in its charter; Commission
File No.:	Duquesne Light Holdings, Inc.; 1-10290

Address of principal executive offices; zip code; registrant's telephone number, including area code: 411 Seventh Avenue, Pittsburgh, PA 15219; 412-393-6000

State or other jurisdiction of incorporation or organization; IRS
 Employer Identification No.:  Pennsylvania; 25-1598483

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b)
    under the Exchange Act    (17 CFR 240.14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c)
    under the Exchange Act    (17 CFR 240.13e-4(c))


Item 5.02	Departure of Directors or Principal Officers; Election
of Directors; Appointment of Principal Officers

On December 30, 2005, Steven S. Rogers, who is currently a director of Duquesne Light Holdings, Inc. ("Holdings"), informed Holdings that he would not stand for re-election at Holdings' next annual meeting of shareholders to be held in May 2006. He intends to serve the remainder of his term through the date of the 2006 annual meeting. Mr. Rogers informed Holdings that he has determined not to stand for re-election for personal reasons and not due to any disagreement on any matters relating to Holdings' operations, policies or practices. Mr. Rogers has served as a director since January 2000. He currently serves as a member of the Board's Audit, Corporate Governance and Finance Committees. The Board of Directors would like to take this opportunity to express its gratitude and appreciation to Mr. Rogers for his contributions to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc.
(Registrant)

   /s/Mark E. Kaplan
(Signature)
Mark E. Kaplan
Senior Vice President and Chief Financial Officer

Date:  January 4, 2006